PacBio Announces Third Quarter 2025 Financial Results
MENLO PARK, Calif., November 05, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended September 30, 2025.
Third quarter results:

	Q3 2025	Q3 2024
Revenue	$38.4 million	$40.0 million
Instrument revenue	$11.3 million	$16.8 million
Consumable revenue	$21.3 million	$18.5 million
Service and other revenue	$5.8 million	$4.7 million
RevioTM systems	13	22
VegaTM systems	32	—
Annualized Revio pull-through per system	~$236,000	~$255,000
Cash, cash equivalents, and investments	$298.7 million	$471.1 million
Gross margin, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.
GAAP gross profit for the third quarter of 2025 was $15.9 million compared to $10.0 million for the third quarter of 2024. Non-GAAP gross profit for the third quarter of 2025 was $16.2 million compared to $13.0 million for the third quarter of 2024 and a non-GAAP gross margin of 42% in the third quarter of 2025 compared to 33% for the third quarter of 2024.
GAAP operating expenses totaled $54.8 million for the third quarter of 2025, compared to $74.1 million for the third quarter of 2024. Non-GAAP operating expenses totaled $53.9 million for the third quarter of 2025, compared to $62.4 million for the third quarter of 2024. GAAP and non-GAAP operating expenses for the third quarter of 2025 and the third quarter of 2024 included non-cash share-based compensation of $10.1 million and $17.0 million, respectively.
GAAP net loss for the third quarter of 2025 was $38.0 million, compared to $60.7 million for the third quarter of 2024. Non-GAAP net loss for the third quarter of 2025 was $36.8 million, compared to $46.0 million for the third quarter of 2024.
GAAP net loss per share for the third quarter of 2025 was $0.13, compared to $0.22 for the third quarter of 2024. Non-GAAP net loss per share for the third quarter of 2025 was $0.12, compared to $0.17 for the third quarter of 2024.
Updates since PacBio's last earnings release
•Unveiled new SPRQ-Nx sequencing chemistry and consumables, expected to reduce sequencing costs by up to 40% and enable high-accuracy long-read genomes for under $300 per genome at scale.
•Sequel® II CNDx system received Class III Medical Device Registration approval in China through our long-standing partner, Berry Genomics.
•Launched expanded PureTarget portfolio of long-read HiFi assays covering difficult-to-sequence genes in carrier screening, supporting throughput for up to ~100,000 samples per Revio system per year.
•First major study demonstrating the clinical research power of HiFi genomes was published by the HiFi Solves EMEA Consortium; PacBio HiFi sequencing combined with Paraphrase, a dedicated haplotype-based variant caller, uncovered all known clinically relevant variants present in the study population.
•Revio system selected for National Institute on Aging’s Long Life Family Study to sequence up to 7,800 whole genomes and epigenomes.
•HiFi sequencing selected for the Korean Pangenome Reference Project, targeting to sequence more than 1,000 genomes to support development of precision diagnostics and therapies.

“While revenue came in slightly below our expectations this quarter, we achieved another all-time record for consumable revenue, expanded gross margins and continued to reduce our operating expenses,” said Christian Henry, President and Chief Executive Officer. “We also reached an important milestone on our technology roadmap with the introduction of SPRQ-Nx chemistry, which we believe will help dramatically lower the cost of human genome sequencing and make our technology economically competitive with many short read sequencing platforms. These achievements underscore our focus on disciplined growth and our commitment to making PacBio’s highly accurate long-read sequencing more accessible worldwide.”
Quarterly Conference Call Information
Management will host a quarterly conference call today at 4:30 p.m. Eastern Time to review financial results for the third quarter ended September 30, 2025. Investors can access the call by dialing 1-888-349-0136 (or 1-412-317-0459 for international callers) and requesting to join the “PacBio Q3 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which include our HiFi long-read sequencing, address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic net income and loss per share, net income, net loss, gross margins, gross profit (loss) and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.
PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of intangible assets and changes in fair value of contingent consideration, and further excludes infrequent and limited charges including impairment charges, restructuring related expenses for discrete restructuring events and benefits from income taxes.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance included in this press release without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to PacBio’s initiatives as well as the expected financial impact and timing of these plans and initiatives; PacBio’s financial guidance and expectations for future periods; new and continued reception of PacBio’s products and their expansion into new or existing markets; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies and tariffs; anticipated future customer use and costs of our products and consumables; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
Jim Gibson
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024
Revenue:
Product revenue	$32,597	$33,083	$35,296
Service and other revenue	5,844	6,683	4,671
Total revenue	38,441	39,766	39,967
Cost of Revenue:
Cost of product revenue (1)	19,204	20,022	23,278
Cost of service and other revenue	3,078	4,853	3,484
Amortization of acquired intangible assets	183	183	3,201
Loss on purchase commitment (1)	75	24	—
Total cost of revenue	22,540	25,082	29,963
Gross profit	15,901	14,684	10,004
Operating Expense:
Research and development	22,846	22,529	25,516
Sales, general and administrative (1)	31,099	36,175	43,746
Amortization of acquired intangible assets	833	833	3,649
Change in fair value of contingent consideration (2)	—	—	1,170
Total operating expense	54,778	59,537	74,081
Operating loss	(38,877)	(44,853)	(64,077)
Interest expense	(1,739)	(1,738)	(3,538)
Other income, net	2,999	4,696	6,890
Loss before income taxes	(37,617)	(41,895)	(60,725)
Income tax provision	383	35	—
Net loss	$(38,000)	$(41,930)	$(60,725)

Net loss per share:
Basic	$(0.13)	$(0.14)	$(0.22)
Diluted	$(0.13)	$(0.14)	$(0.22)

Weighted average shares outstanding used in calculating net loss per share:
Basic	300,844	300,162	272,915
Diluted	300,844	300,162	272,915
(1)Balances include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)Change in fair value of contingent consideration for the three months ended September 30, 2024 was due to fair value adjustments of a milestone payment payable upon the achievement of a milestone event.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue:
Product revenue	$32,597	$35,296	$96,793	$102,051
Service and other revenue	5,844	4,671	18,567	12,739
Total revenue	38,441	39,967	115,360	114,790
Cost of Revenue:
Cost of product revenue (1)	19,204	23,278	65,559	68,808
Cost of service and other revenue	3,078	3,484	11,709	10,588
Amortization of acquired intangible assets	183	3,201	4,711	7,172
Loss on purchase commitment (1)	75	—	4,167	998
Total cost of revenue	22,540	29,963	86,146	87,566
Gross profit	15,901	10,004	29,214	27,224
Operating Expense:
Research and development (1)	22,846	25,516	74,428	107,456
Sales, general and administrative (1)	31,099	43,746	107,442	133,376
Impairment charges (2)	—	—	15,000	93,200
Amortization of acquired intangible assets (3)	833	3,649	363,708	13,377
Change in fair value of contingent consideration (4)	—	1,170	(18,700)	1,100
Total operating expense	54,778	74,081	541,878	348,509
Operating loss	(38,877)	(64,077)	(512,664)	(321,285)
Interest expense	(1,739)	(3,538)	(5,214)	(10,655)
Other income, net	2,999	6,890	11,989	19,718
Loss before income taxes	(37,617)	(60,725)	(505,889)	(312,222)
Income tax provision	383	—	116	—
Net loss	$(38,000)	$(60,725)	$(506,005)	$(312,222)

Net loss per share:
Basic	$(0.13)	$(0.22)	$(1.69)	$(1.15)
Diluted	$(0.13)	$(0.22)	$(1.69)	$(1.15)

Weighted average shares outstanding used in calculating net loss per share:
Basic	300,844	272,915	299,303	271,631
Diluted	300,844	272,915	299,303	271,631
(1)Balances include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)In-process research and development ("IPR&D") impairment charge during the nine months ended September 30, 2025 was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows. Goodwill impairment charge during the nine months ended September 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)Balance for the nine months ended September 30, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(4)Change in fair value of contingent consideration during the nine months ended September 30, 2025 and the three and nine months ended September 30, 2024 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2025	December 31, 2024
Assets
Cash and investments	$298,654	$389,931
Accounts receivable, net	30,616	27,524
Inventory, net	53,153	58,755
Prepaid expenses and other current assets	11,513	18,781
Property and equipment, net	22,127	30,505
Operating lease right-of-use assets, net	42,583	16,091
Restricted cash	1,832	2,222
Intangible assets, net	16,143	389,572
Goodwill	317,761	317,761
Other long-term assets	8,776	9,305
Total Assets	$803,158	$1,260,447

Liabilities and Stockholders' Equity
Accounts payable	$16,362	$16,590
Accrued expenses	29,172	22,595
Deferred revenue	20,449	19,764
Operating lease liabilities	54,921	24,940
Contingent consideration liability	—	18,700
Convertible senior notes, net	645,159	647,494
Other liabilities	1,005	3,770
Stockholders' equity	36,090	506,594
Total Liabilities and Stockholders' Equity	$803,158	$1,260,447

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
(in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net loss	$(38,000)	$(41,930)	$(60,725)	$(506,005)	$(312,222)
Change in fair value of contingent consideration (1)	—	—	1,170	(18,700)	1,100
Impairment charges (2)	—	—	—	—	93,200
Amortization of acquired intangible assets	1,016	1,016	6,850	9,160	20,549
Income tax benefit (3)	—	—	—	(546)	—
Restructuring (4)	137	963	6,701	394,888	24,729
Non-GAAP net loss	$(36,847)	$(39,951)	$(46,004)	$(121,203)	$(172,644)

GAAP basic net loss per share	$(0.13)	$(0.14)	$(0.22)	$(1.69)	$(1.15)
Change in fair value of contingent consideration (1)	—	—	—	(0.06)	—
Impairment charges (2)	—	—	—	—	0.34
Amortization of acquired intangible assets	—	—	0.03	0.03	0.08
Restructuring (4)	—	—	0.02	1.32	0.09
Other adjustments and rounding differences	0.01	0.01	—	—	—
Non-GAAP basic net loss per share	$(0.12)	$(0.13)	$(0.17)	$(0.40)	$(0.64)

GAAP gross profit	$15,901	$14,684	$10,004	$29,214	$27,224
Amortization of acquired intangible assets	183	183	3,201	4,711	7,172
Restructuring (4)	71	348	(207)	12,446	4,443
Non-GAAP gross profit	$16,155	$15,215	$12,998	$46,371	$38,839

GAAP gross profit %	41%	37%	25%	25%	24%

Non-GAAP gross profit %	42%	38%	33%	40%	34%

GAAP total operating expense	$54,778	$59,537	$74,081	$541,878	$348,509
Change in fair value of contingent consideration (1)	—	—	(1,170)	18,700	(1,100)
Impairment charges (2)	—	—	—	—	(93,200)
Amortization of acquired intangible assets	(833)	(833)	(3,649)	(4,449)	(13,377)
Restructuring (4)	(66)	(615)	(6,908)	(382,442)	(20,286)
Non-GAAP total operating expense	$53,879	$58,089	$62,354	$173,687	$220,546
(1)Change in fair value of contingent consideration during the nine months ended September 30, 2025 and the three and nine months ended September 30, 2024 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)Goodwill impairment charge during the nine months ended September 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)A deferred income tax benefit during the nine months ended September 30, 2025 is primarily related to the change in the deferred tax liability balance resulting from the accelerated amortization of acquired intangible assets and impairment of IPR&D.
(4)Restructuring costs related to the 2025 plan during the three months ended June 30, 2025 and September 30, 2025 and the nine months ended September 30, 2025 consist primarily of costs included in cost of revenue related to excess inventory and purchase commitment losses, as well as costs included in operating expenses related to employee separation, accelerated depreciation, IPR&D impairment, and accelerated amortization of acquired intangibles.
Restructuring costs related to the 2024 plan during the three and nine months ended September 30, 2024 consist primarily of employee separation costs, accelerated amortization and depreciation for right-of-use assets, leasehold improvements, and furniture and fixtures relating to the abandonment of the San Diego office, including charges for excess inventory due to a decrease in internal demand relating to the expense reduction initiatives.